Exhibit (g)(11)

APPENDIX B

TO

CUSTODIAN AGREEMENT

BETWEEN

THE CHASE MANHATTAN BANK

AND

EACH OF THE INVESTMENT

COMPANIES LISTED ON APPENDIX "A" THERETO

DATED AS OF OCTOBER 10, 2003

The following is a list of Additional Custodians, Special Subcustodians, Foreign Subcustodians and Eligible Securities Depositories under the Custodian Agreement dated as of July 1, 2001 (the "Custodian Agreement"):

A.	ADDITIONAL CUSTODIANS:
	CUSTODIAN	PURPOSE
	BANK OF NEW YORK	FICASH
FITERM
B.	SPECIAL SUBCUSTODIANS:
	SUBCUSTODIAN	PURPOSE
	BANK OF NEW YORK	FICASH
	CITIBANK, N.A.	GLOBAL BOND CERTIFICATES*
C.	FOREIGN SUBCUSTODIANS:

*Citibank, N.A. will act as Special Subcustodian with respect to global bond certificates for the following portfolios only: Fidelity Advisor Series VIII: Fidelity Advisor Emerging Markets Income Fund; Fidelity Investment Trust: Fidelity New Markets Income Fund.

Country	Foreign Subcustodian	Eligible securities depositories
Argentina	HSBC Bank Argentina S.A.	Caja de Valores, S.A.
Central de Registration y Liquidacion de Instrumentos de Endeudamiento Publico (CRYL)

Australia	JPMorgan Chase Bank, Sydney	Austraclear Limited
Clearing House Electronic Sub-register System (CHESS)

Austria	Bank Austria AG, Vienna	Osterreichsche Kontrollbank
Aktiengesellschaft (OEKB)

Bahrain	HSBC Bank of the Middle East Limited, Manama	None

Bangladesh	Standard Chartered Bank, Dhaka	None

Belgium	Fortis Bank, N.V.	Caisse Interprofessionnelle
	Brussels	de Depot et de Virement de
Titres (CIK)
National Bank of Belgium (NBB)

Bermuda	The Bank of Bermuda, Limited	Bermuda Securities Depository (BSD)
Hamilton

Botswana	Barclays Bank of Botswana Ltd.,	None
Gaborone

Brazil	Citibank, N.A., Sao Paulo	Companhia Brasileira de Liquidacao e Custodia (CBLC)
Central de Custodia e de Liquidacao Financiera de Titulos Privados (CETIP)

Sistema Especial de Liquidacao e Custodia (SELIC)

Bulgaria	ING Bank, N.V.	Bulgaria National Bank
Central Depository A.D. (CDAD)

Canada	Canada Imperial Bank of Commerce,	Canadian Depository for
	Toronto	Securities Ltd. (CDS)
Royal Bank of Canada

Chile	Citibank, N.A., Santiago	Deposito Central de Valores, S.A.

China-Shanghai	Hongkong & Shanghai Banking Corp., Ltd., Shanghai	China Securities Depository and Clearing Corporation Limited, Shanghai Branch (CSDCC)

China- Shenzhen	Hongkong & Shanghai Banking Corp., Ltd. Shenzhen	China Securities Dejpository and Clearing Corporation Ltd., Shenzhen Branch (CSDCC)
Clearing Co (SSCC)

Colombia	Cititrust Colombia S.A., Sociedad Fiduciaria, Bogota	Deposito Central de Valores (DCV)
Deposito Centralizado de Valores
(DECEVAL)

Croatia	Privredna banka Zagreb d.d. Savska c.28	Central Depository Agency Inc. - Stredisnja depozitarna agencija d.d.)

Cyprus	The Cyprus Popular Bank Ltd	None

Czech Republic	HVB Bank Czech Republic a.s.	Stedisko cennych papiru - Ceska republica (SCP)
Czech National Bank (CNB)

Denmark	Danske Bank A/S, Copenhagen	Vaerdipapircentralen A/S (VP)

Ecuador	Citibank, N.A., Quito	None

Egypt	Citibank, N.A.	Misr for Clearing, Settlement and
Depository (MCSD)

Estonia	Hansabank	Estonian Central Depository for Securities Limited - Eesti Vaatpaberite Keskdepositoorium) ECDS

Euromarket		Clearstreem Banking, S.A. (CBL)
Euroclear Bank S.A./N.V.

Finland	Nordea Bank Finland Plc	Finnish Central Securities Depository
Limited (APK)

France	BNP Paribas Securities Services S.A.	Euroclear France
Credit Agricole Indosuez, Paris
Societe Generale

Germany	Dresdner Bank A.G., Frankfurt	Clearstream Banking AG (CBF)

Ghana	Barclays Bank of Ghana Ltd., Accra	None

Greece	HSBC Bank plc, Athens	Central Securities Depository S.A.
(CSD)
Bank of Greece (BoG)

Hong Kong	Hongkong & Shanghai Bank Corp., Ltd., Hong Kong	Hong Kong Securities Clearing Company Limited (HKSCC)
Central Moneymarkets Unit (CMU)

Hungary	Citibank Budapest Rt., Budapest	Central Depository & Clearing House
(Budapest) Ltd. (KELER Ltd.)

Iceland	Islandsbanki-FBA	The Islandic Securities Depository (ISD)

India	Hongkong & Shanghai Banking Corp. Ltd.	National Securities Depository Limited (NSDL)
	Standard Chartered Bank, Mumbai	Central Depository Services Limited
(CDSL)
Reserve Bank of India (RBI)

Indonesia	Hongkong & Shanghai Banking Corp. Ltd.,	PT Kustodian Sentral Efek Indonesia
	Jakarta	(KSEI)

Ireland	Bank of Ireland, Dublin	(The CREST Co. Limited)

Israel	Bank Leumi Le-Israel, B. M., Tel Aviv	Tel Aviv Stock Exchange
Clearinghouse Ltd. (TECH)

Italy	Banca Intesa Spa, Milan	Monte Titoli S.p.A.
Banca d'Italia

Ivory Coast	Societe Generale de Banques en Cote d'Ivoire, Abidjan	DC/BR (Le Depositaire Central/Banque d Reglement)

Jamaica	FirstCaribbean International Trust and Merchant	Jamaica Central Securities Depository (JCSD)

Japan	Mizuho Corporate Bank, Limited, Tokyo	Japan Securities Depository Center
(JASDEC)
	Bank of Tokyo-Mitsubishi Ltd., Tokyo	Bank of Japan (BoJ)

Jordan	Arab Bank, PLC, Amman	None

Kazakhstan	ABN AMRO Bank Kazakhstan

Kenya	Barclays Bank of Kenya Ltd., Nairobi	Central Bank Central Depository (CBCD)

Latvia	Hansabanka	Latvian Central Depository (LCD)

Lebanon	HSBC Bank Middle East	Midclear S.A. L.

Lithuania	Vilniaus Bankas AB	Central Securities Dejpository of Lithuania ( CSDL)

Luxembourg	Banque Generale du Luxembourg	Clearstream Banking S.A. (CBL)

Malaysia	HSBC Bank Malaysia Berhad	Malaysian Central Depository
Sdn. Bhd. (MCD)
Malaysia		Bank Negara Malaysia (BNM)

Malta	HSBC Bank Malta p.l..c.	The Central Securities Depository (CSD)

Mauritius	Hongkong & Shanghai Banking Corp. Ltd.,	Central Depository & Settlement Co.,
	Port Louis	Ltd. (CDS)

Mexico	Banco Nacional de Mexico, S.A.	Institucion para el Deposito de
Valores-S.D. INDEVAL, S.A.
de C.V.

Morocco	Banque Commerciale du Maroc,	MAROCLEAR
Casablanca

Namibia	Standard Bank Namibia Ltd., Windhoek	None

Netherlands	ABN-AMRO, Bank N.V.,	Euroclear Netherlands
Amsterdam
Fortis Bank (Nederland) N.V.

New Zealand	National Australia Bank Limited	New Zealand Central Securities
Depository Limited (NZCSD)

Nigeria	Stanbic Bank Nigeria Limited	Central Securities Clearing System Limited (CSCS)

Norway	Den norske Bank ASA, Oslo	Verdipapirsentralen, The Norwegian
Registry of Securities (VPS)

Oman	HSBC Bank Middle East	The Muscat Depository and Securities Registration Company, S.A.O.C. (MDSRC)

Pakistan	Citibank, N. A., Karachi	Central Depository Company of
	Deutsche Bank AG, Karachi	(CDC)
	Standard Chartered Bank, Karachi	State Bank of Pakistan (SBP)

Peru	Citibank, N.A., Lima	Caja de Valores (CAVALI, S.A.)

Philippines	Hongkong & Shanghai Banking	The Philippines Central Depository,
	Corp., Ltd., Manila	Inc. (PCD)
Bangko Sentral ng Pilipinas/Register of Scripless Securities (ROSS)
Poland	Bank Handlowy W. Warzawie, S.A., Warsaw	National Depository of Securities S.A. (NDS)
Central Registry of Treasury-Bills (CRT)

Portugal	Banco Espirito Santo, S.A., Lisbon	Central de Valores Mobiliaros
(Interbolsa)

Romania	ING Bank N.V., Bucharest	National Company for Clearing,
Settlement & Depository
for Securities (SNCDD)
Bucharest Stock Exchange (BSE)

Russia	J.P. Morgan Bank International, Moscow	Vneshtorgbank (VTB)
	ING Bank (Eurasia) ZAO	The National Depository Center (NDC)

Singapore	Standard Chartered Bank, Singapore	Central Depository (Pte) Ltd. (CDP)
Singapore Government Securities Book-entry System

Slovak Republic	HVB Bank Slovakia a.s.	Stredisko Cennych Papierov (SCP)
National Bank of Slovakia (NBS)

Slovenia	Bank Austria Creditanstalt d.d., Ljubljana	Central Klirnisko Depotna Druzba
d.d. (KDD)

South Africa	Standard Bank of South Africa, Ltd.,	The Central Depository Limited (CD)
Share Transactions Totally Electronics (STRATE)

South Korea	Standard Chartered Bank, Seoul	Korean Securities Depository
(KSD)

Spain	Santander Central Hispano Investment, S.A.	Servicio de Compensacion y
Liquidacion de Valores (SCLV)
Banco de Espana
Sociedad de Gestion de los Sistemas de Registro, Compensacion y Liquidacion de Valores, S.A. (CADE)

Sri Lanka	Hongkong & Shanghai Banking Corp. Ltd.,	Central Depository System
	Colombo	(Pvt) Limited (CDS)

Sweden	Skandinaviska Enskilda Banken, Stockholm	Vardepappercentralen,
The Swedish Central Securities
Depository

Switzerland	UBS AG, Zurich	SIS SegalnterSettle AG (SIS)

Taiwan	JPMorgan Chase Bank, Taipei	Taiwan Securities Central
	Hongkong & Shanghai Banking Corp., Ltd.,	Depository Co., Ltd. (TSCD)
Taipei

Thailand	Standard Chartered Bank, Bangkok	Thailand Securities Depository
Company Limited (TSD)

Tunsia	Banque Internationale Arabe de Tunisie, S.A.	Societe Tunisienne Interprofessionnelle pour la Compensation et le Depot des Valeurs Mobilieres (STICODEVAM)

Turkey	JPMorgan Chase Bank, Istanbul	IMKB Takas ve Saklama Bankasi A.S. (TAKASBANK)

Ukraine	ING Bank Ukraine

U.A.E.	HSBC Bank Middle East Limited	Dubai Financial Market Clearing House (DFM)

United Kingdom	JPMorgan Chase Bank, London	CRESTco Limited (CREST)
	Bank One, N.A.	Central Moneymarkets Office (CMO)

Uruguay	BankBoston, N.A., Montevideo	Banco Central del Uruguay (BCU)

United States	JPMorgan Chase Bank	Depository Trust Company (DTC)
The Federal Reserve Bank - Entry System (FED)

Venezuela	Citibank, N.A., Caracas	Banco Central de Venezuela (BCV)
Caja Venezolana de Valores, S.A. (CVV)

Vietnam	The Hongkong and Shanghai Banking Corporation Limited	Securities Custody Centre

Zambia	Barclays Bank of Zambia Ltd., Lusaka	LuSE Central Shares Dejpository Limited (CSD)
Bank of Zambia (BoZ

Zimbabwe	Barclays Bank of Zimbabwe Ltd., Harare	None
EACH OF THE INVESTMENT COMPANIES LISTED ON
APPENDIX "A" TO THE CUSTODIAN AGREEMENT,
ON BEHALF OF EACH OF THEIR RESPECTIVE PORTFOLIOS

By: /s/John Costello
Name: John Costello
Title: Assistant Treasurer

JPMORGAN CHASE BANK

By: /s/Matthew P. Goad
Name: Matthew P. Goad
Title: Vice President